UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – January 4, 2010

Commission File Number: 0-23863
[Missing Graphic Reference]
PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Attorney Russell D. Shurtleff has resigned his position as Director and Vice Chairman of Peoples Financial Services Corp. and Peoples National Bank effective January 4, 2010.  Mr. Shurtleff has resigned due to his election as President Judge of the 44th Judicial District serving Wyoming and Sullivan Counties in Pennsylvania.  He has served as director of the bank and holding company since 2000.

Earle A. Wootton has been appointed to the Board of Directors of Peoples National Bank to serve Mr. Shurtleff’s remaining term as a Class III director, which expires at the annual meeting of shareholders in 2012.  Mr. Wootton is a founding director of the Community Foundation of Susquehanna and Wyoming Counties, a director of the United Way of Susquehanna County and a trustee of Keystone College. He serves as Chairman of the Marcellus Committee for the Community Foundations of Pennsylvania.  Prior to his retirement in 2004, Mr. Wootton was president of a group of commercial printing and publication companies and has been a director of community and regional financial institutions for twenty-five years.  Mr. Wootton has a Bachelor of Science degree from Rochester Institute of Technology and an MBA from the Wharton School, University of Pennsylvania.  Earle and his wife, June, reside in Montrose, Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 4, 2010	/s/	Alan W. Dakey
By: Alan W. Dakey President & CEO

Dated: January 4, 2010	/s/	Richard S. Lochen, Jr.
By: Richard S. Lochen, Jr. Chief Administrative Officer

Dated: January 4, 2010	/s/	Debra E. Dissinger
By: Debra E. Dissinger Executive Vice President/COO

Dated: January 4, 2010	/s/	Joseph M. Ferretti
By: Joseph M. Ferretti Sr.Vice President/CCO

Dated: January 4, 2010	/s/	Frederick J. Malloy
By: Frederick J. Malloy Vice President/Controller